EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT(1)(2)(3)
      The subsidiary companies of The Goodyear Tire & Rubber Company at December 31, 2005, and the places of incorporation or organization thereof, are:

Place of Incorporation
Name of Subsidiary	or Organization

UNITED STATES
Belt Concepts of America, Inc.	Delaware
Celeron Corporation	Delaware
Cosmoflex, Inc.	Delaware
Dapper Tire Co., Inc.	California
Divested Companies Holding Company	Delaware
Divested Litchfield Park Properties, Inc.	Arizona
*Goodyear Dunlop Tires North America, Ltd.	Ohio
Goodyear Engineered Products International, Inc.	Delaware
Goodyear International Corporation	Delaware
Goodyear-SRI Global Purchasing Company	Ohio
Goodyear-SRI Global Technology LLC	Ohio
Goodyear Western Hemisphere Corporation	Delaware
The Kelly-Springfield Tire Corporation	Delaware
Laurelwood Properties Inc.	Delaware
*MaxxiMarketing, LLC	Ohio
Retreading L, Inc.	Delaware
Retreading L, Inc. of Oregon	Oregon
*Utica Converters Inc.	Delaware
Wheel Assemblies Inc.	Delaware
Wingfoot Commercial Tire Systems LLC	Ohio
Wingfoot Corporation	Delaware
Wingfoot Ventures Eight Inc.	Delaware
Wingfoot Ventures Four Inc.	Delaware
Wingfoot Ventures Thirteen Inc.	Delaware
INTERNATIONAL
Abacom (Pty.) Ltd.	Botswana
Air Treads New Zealand Limited	New Zealand
AOT Canada Ltd.	Canada
Artic Retreading Products (Pty) Ltd.	South Africa
Artic (Zambia) Limited	Zambia
Beaurepaires for Tyre Limited	New Zealand
Cegyco S.A.	Luxembourg
Compania Anonima Goodyear de Venezuela	Venezuela
Compania Goodyear del Peru, S.A.	Peru
Compania Goodyear S. de R.L. de C.V.	Mexico
Corporacion Industrial Mercurio S.A. de C.V.	Mexico
*Dackia Partners AB	Sweden
*Dunglaide Limited	England
*Dunlop Airsprings	France
*Dunlop GmbH & Co. KG	Germany
*Dunlop Grund und Service Verwaltungs GmbH	Germany
Dunlop New Zealand Limited	New Zealand

Place of Incorporation
Name of Subsidiary	or Organization

*Dunlop Tyres (Executive Pension Trustee) Limited	England
*Dunlop Tyres (Pension Trustees) Limited	England
*Dunlop Tyres Limited	England
*Dunlop Versicherungsservice GmbH	Germany
*Fit Remoulds (Ireland) Limited	Ireland
Forktyre (Pty) Ltd	South Africa
Frank Allen’s Tyre Services Limited	New Zealand
*Fulda Reifen GmbH & Co. KG	Germany
Gcuwa Tyres (Pty) Ltd	South Africa
*GD Furstenwalde Vermogensverwaltungs GmbH	Germany
*GD Handelssysteme GmbH & Co KG	Germany
*GD Versicherungsservice GmbH	Germany
Goodyear Australia Pty Limited	Australia
Gemeinnutzige Wohnungsgesellschaft GmbH	Germany
Global Run-Flat Systems Research, Development and Technology B.V.	Netherlands
Goodyear Asia Operations (Private) Limited	Singapore
Goodyear Aviation Japan K.K., Ltd.	Japan
Goodyear Aviation Tires	France
Goodyear Belting Pty Limited	Australia
Goodyear Canada Inc.	Canada
Goodyear Chemical Products SAS	France
*Goodyear Dalian Tire Company Ltd.	China
Goodyear de Chile S.A.I.C.	Chile
Goodyear de Colombia S.A.	Colombia
Goodyear do Brasil Productos de Borracha Ltda	Brazil
*Goodyear Dunlop Tires Austria GmbH	Austria
*Goodyear Dunlop Tires Baltic A.S	Estonia
*Goodyear Dunlop Tires Belgium N.V.	Belgium
*Goodyear Dunlop Tires Czech s.r.o.	Czech Republic
*Goodyear Dunlop Tires Danmark A/ S	Denmark
*Goodyear Dunlop Tires Espana S.A.	Spain
*Goodyear Dunlop Tires Europe B.V.	Netherlands
*Goodyear Dunlop Tires Finance Europe B.V	Netherlands
*Goodyear Dunlop Tires Finland OY	Finland
*Goodyear Dunlop Tires France	France
*Goodyear Dunlop Tires Germany GmbH	Germany
*Goodyear Dunlop Tires Hellas S.A.I.C.	Greece
*Goodyear Dunlop Tires Ireland Limited	Ireland
*Goodyear Dunlop Tires Italia SpA	Italy
*Goodyear Dunlop Tires Hungary Trading Ltd.	Hungary
*Goodyear Dunlop Tires Nederland B.V.	Netherlands
*Goodyear Dunlop Tires Norge A/ S	Norway
*Goodyear Dunlop Tires OE GmbH	Germany
*Goodyear Dunlop Tires Polska Sp z.o.o.	Poland
*Goodyear Dunlop Tires Portugal, Unipessoal, Lda.	Portugal
*Goodyear Dunlop Tires Romania Srl	Romania
*Goodyear Dunlop Tires Slovakia s.r.o.	Slovakia
*Goodyear Dunlop Tires Suisse S.A.	Switzerland
*Goodyear Dunlop Tires Sverige A.B.	Sweden

Place of Incorporation
Name of Subsidiary	or Organization

*Goodyear Dunlop Tyres UK Ltd.	England
Goodyear Earthmover Pty Ltd	Australia
Goodyear Engineered Products Europe d.o.o.	Republic of Slovenia
Goodyear Engineered Products (Pty) Ltd	South Africa
Goodyear Finance Holding S.A.	Luxembourg
*Goodyear GmbH & Co. KG	Germany
Goodyear India Limited	India
Goodyear Industrial Rubber Products Ltd.	England
*Goodyear Italiana S.p.A.	Italy
Goodyear Jamaica Limited	Jamaica
Goodyear Korea Company	Korea
Goodyear Lastikleri Turk Anonim Sirketi	Turkey
*Goodyear Luxembourg Tires S.A.	Luxembourg
Goodyear Malaysia Berhad	Malaysia
Goodyear Marketing & Sales Snd. Bhd.	Malaysia
Goodyear Maroc S.A.	Morocco
Goodyear Middle East FZE	Dubai
Goodyear Nederland B.V.	Netherlands
Goodyear New Zealand, Ltd.	New Zealand
Goodyear Orient Company (Private) Limited	Singapore
Goodyear Productos de Ingenieria S. de S.L. de C.V.	Mexico
Goodyear Philippines, Inc.	Philippines
Goodyear Productos Industriales S. de R.L. de C.V.	Mexico
Goodyear Productos Industriales, C.A.	Venezuela
Goodyear Qingdao Engineered Elastomers Company Ltd.	China
Goodyear Russia LLC	Russia
Goodyear Sales Company Limited	Taiwan
Goodyear S.A.	France
Goodyear S.A.	Luxembourg
Goodyear Servicios Comerciales S. de R.L. de C.V.	Mexico
Goodyear Servicios Y Asistencia Tecnica S. de R.L. de C.V.	Mexico
Goodyear Solid Woven Belting (Pty) Limited	South Africa
Goodyear South Africa (Pty) Ltd	South Africa
Goodyear South Asia Tyres Private Limited	India
Goodyear SRI Global Purchasing Yugen Kaisha & Co. Ltd	Japan
Goodyear Staff Pension Plan Pty. Ltd.	Australia
Goodyear Taiwan Limited	Taiwan
Goodyear (Thailand) Public Company Limited	Thailand
Goodyear Tire Management Company (Shanghai) Ltd.	China
Goodyear Tyres Pty Ltd	Australia
Goodyear Tyre and Rubber Holdings (Pty) Ltd	South Africa
Goodyear Wingfoot K.K.	Japan
Gran Industria de Neumaticos Centroamericana, S.A.	Guatemala
Hi-Q Automotive (Pty) Ltd	South Africa
*KDIS Distribution	France
Kelly-Springfield Puerto Rico, Inc.	Puerto Rico
Kelly-Springfield Tyre Co. (Australia) Pty. Ltd.	Australia
*Kelly-Springfield Tyre Company Ltd.	England
*Kettering Tyres Ltd	England

Place of Incorporation
Name of Subsidiary	or Organization

Magister Limited	Mauritius
Mastertreads (Namibia) (Pty) Ltd.	Republic of Namibia
Mastertreads (Botswana) (Pty) Ltd	Botswana
McLeod Tyres Limited	New Zealand
Monarch Tyres Repairs (Pty) Ltd	South Africa
Monotred (Pty) Ltd	South Africa
*Motorway Tyres and Accessories (UK) Limited	England
*Multimarkenmanagement GmbH & Co KG	Germany
Neumaticos Goodyear S.R.L.	Argentina
Nippon Giant Tire Co., Ltd.	Japan
Nova Tyre (Namibia) (Pty) Ltd	Republic of Namibia
O.T.R. International NZ Limited	New Zealand
Off-The-Road Tyres (Pty) Ltd	South Africa
Paramount Tyre Services Limited	New Zealand
*Pneu Holding	France
Polar Retreading Products (Pty) Limited	South Africa
Property Leasing S.A.	Luxembourg
P.T. Goodyear Indonesia Tbk	Indonesia
Rossal No 103 (Pty) Ltd	South Africa
Rubber and Associated Manufacturers (Pty) Ltd	South Africa
*RVM Reifen Vertriebsmanagement GmbH	Germany
SACRT Trading Pty Ltd.	Australia
Sandton Wheel Engineering (Pty) Limited	South Africa
Safe-T-Tyre (Pty) Ltd	Lesotho
*Sava Tires, d.o.o	Republic of Slovenia
*Sava Trade d.o.o. Zagreb	Republic of Slovenia
Servicios Y Montajes Eagle, S. de R.L. de C.V.	Mexico
South Pacific Tyres	Australia
South Pacific Tyres New Zealand Limited	New Zealand
*SP Brand Holding EEIG	Belgium
Three Way Tyres & Rubber Distributors (Pty) Ltd	Botswana
Tire Company Debica S.A.	Poland
Tredcor Export Services (Pty) Ltd	South Africa
Tredcor Kenya Limited	Kenya
Tredcor Malawi Limited	Malawi
Tredcor North Zimbabwe Pvt. Limited	Zimbabwe
Tredcor (Tanzania) Ltd	Tanzania
Tredcor (Zambia) Limited	Zambia
Trentyre Ellistras (Pty) Ltd	South Africa
Trentyre Kathu (Pty) Ltd	South Africa
Trentyre Houses (Pty) Ltd	South Africa
Trentyre (Lesotho) (Pty) Ltd	Lesotho
Trentyre Limited (Mozambique)	Mozambique
Trentyre (Namibia) (Pty) Ltd	Republic of Namibia
Trentyre Properties (Pty) Limited	South Africa
Trentyre (Swaziland) (Pty) Limited	Swaziland
Trentyre Uganda Limited	Uganda
Tren Tyre Ghana	Ghana
Tren Tyre Holdings (Pty) Ltd	South Africa

Place of Incorporation
Name of Subsidiary	or Organization

Trentyre (Pty) Ltd	South Africa
Tycon Retreading Products (Pty) Limited	South Africa
Tyre Marketers (Australia) Limited	Australia
*Tyre Services Great Britain Limited	England
Tyre Service Pty Ltd	Botswana
*Vulco Belgium N.V.	Belgium
Vulco Developpement	France
*Vulco France	France
Wingfoot de Chihuahua, S. de R.L. de C.V.	Mexico
Wingfoot Insurance Company Limited	Bermuda
Wingfoot Luxembourg SarL	Luxembourg
Wingfoot Mold Leasing Company	Canada
*4 Fleet Group GmbH	Germany

(1)	Each of the subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

(2)	Each of the subsidiaries named in the foregoing list is directly or indirectly wholly-owned by Registrant, except that: (i) each of the subsidiaries listed above marked by an asterisk preceding its name is 75% owned by the Company; and (ii) in respect of each of the following subsidiaries Registrant owns the indicated percentage of such subsidiary’s equity capital: Air Treads New Zealand Limited, 50%; Beaurepaires for Tyres Limited, 50%; Cegyco S.A., 50%; Dunlop New Zealand Limited, 50%; Frank Allen’s Tyre Services Limited, 50%; Gcuwa Tyres (Pty) Ltd., 50%; Gemeinnutzige Wohnungsgesellschaft GmbH, 64.73%; Global Run-Flat Systems Research, Development and Technology B.V., 50%; McLeod Tyres Limited, 50%; O.T.R. International NZ Limited, 50%; Paramount Tyre Services Limited, 50%; SACRT Trading Pty Ltd., 50%; Sandton Wheel Engineering (Pty) Limited, 92%; Safe-T-Tyre (Pty) Ltd, 92%; Tredcor Kenya Limited, 60%; Tredcor North Zimbabwe Pvt Limited, 51%; Tredcor (Tanzania Ltd), 50%; Trentyre Lesotho (Pty) Ltd, 92%; Trentyre Properties (Pty) Limited, 92%; Trentyre Swaziland) (Pty), 92%; Trentyre Uganda Limited, 60%; Tyre Marketers (Australia) Limited, 50%; Goodyear-SRI Global Purchasing Company, 80%; Goodyear-SRI Global Technology LLC, 51%; Compania Goodyear del Peru S.A., 78%; Goodyear Aviation Japan Ltd., 85%; Goodyear India Limited, 74%; Goodyear Jamaica Limited, 60%; Goodyear Lastikleri Turk Anonim Sirketi, 74.6%; Goodyear Malaysia Berhad, 51%; Goodyear Maroc S.A., 55%; Goodyear Taiwan Limited, 75.5%; Goodyear Sales Company Limited, 75.5%; Goodyear (Thailand) Public Company Limited, 66.8%; Gran Industria de Neumaticos Centroamericana, S.A., 80%; P.T. Goodyear Indonesia Tbk, 85%; Goodyear Philippines Inc., 88.5%; Nippon Giant Tire Co., Ltd., 65%; Goodyear-SRI Global Purchasing Yugen Kaisha & Co., 80%; Goodyear Market & Sales Snd Shd, 51%; South Pacific Tyres, 50.01% (100% as of January 25, 2006); South Pacific Tyres New Zealand Limited, 50% (100% as of January 25, 2006); Tire Company Debica S.A., 59.87%; Goodyear South Asia Tyres Private Limited, 99.4%; Vulco Developpement, 62.4%; Wingfoot Luxembourg SarL, 95%; Trentyre (Pty) Ltd, 92%; and Trentyre Limited (Mozambique), 70%.

(3)	Except for Wingfoot Corporation, at December 31, 2005, Goodyear did not have any majority owned subsidiaries that were not consolidated.